                                                                    EXHIBIT 10.9


Agreement Between
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DIGITAL COURIER INTERNATIONAL INC. (DCI)
8618 Commerce Court
Burnaby, British Columbia
CANADA, V5A 4N6
TEL: (604) 293-5142
FAX: (604) 473-5835

And
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SIDUS SYSTEMS INC. (SIDUS)
66 Leek Crescent
Richmond Hill, Ontario
L4B 1J7

TEL: (905) 882-1600
FAX: (905) 882-2430

Term
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Effective Date: 1st Day of February, 1996

Title
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Master Product Purchase Agreement

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                               TABLE OF CONTENTS
                                                                          PAGE

1.       DEFINITIONS AND ACRONYMS........................................    1

2.       SCOPE...........................................................    3

3.       GRANT OF LICENSE................................................    3

4.       AUTHORIZED REPRESENTATIVES......................................    3

5.       PRICE...........................................................    4

6.       ORDERS..........................................................    4

7.       DELIVERABLES....................................................    5

8.       RECORDS.........................................................    5

9.       SHIPPING........................................................    5

10.      SIDUS' OBLIGATIONS..............................................    5

11.      COMPLIANCE WITH LAWS AND REGULATIONS............................    6

12.      PROTECTION OF CONFIDENTIAL INFORMATION..........................    6

13.      WARRANTIES......................................................    7

14.      CONDUCT OF THE WORK.............................................    8

15.      CHANGES AND CANCELLATIONS.......................................    9

16.      ASSIGNMENT AND SUBCONTRACTING...................................    9

17.      TERMINATION.....................................................   10

18.      EXCUSABLE DELAY.................................................   11

19.      TITLE...........................................................   11

20.      INDUSTRIAL AND INTELLECTUAL PROPERTY............................   12

                                       i

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                               TABLE OF CONTENTS
                                  (continued)

                                                                          PAGE

21.      INDEMNIFICATION.................................................   12

22.      INDEMNITY AGAINST THIRD-PARTY CLAIMS............................   12

23.      QUALITY CONTROL, INSPECTION AND ACCEPTANCE......................   13

24.      PUBLICITY.......................................................   13

25.      PAYMENTS AND INVOICES...........................................   13

26.      TAXES AND DUTIES................................................   14

27.      PACKING.........................................................   14

28.      RISK OF LOSS AND DAMAGE.........................................   15

29.      IMPORT/EXPORT DOCUMENTATION INDEMNIFICATION.....................   15

30.      SITE VISITS.....................................................   15

31.      SECURITY........................................................   15

32.      GENERAL.........................................................   15

33.      ENTIRE AGREEMENT................................................   18

         EXHIBIT A -- DESCRIPTION OF GOODS AND SERVICES..................

         EXHIBIT B -- PRICE SCHEDULE.....................................

         EXHIBIT C -- STANDARD QUALITY PROVISIONS........................

         EXHIBIT D -- SALES FORECAST SCHEDULE............................

                       MASTER PRODUCT PURCHASE AGREEMENT

THIS MASTER PRODUCT PURCHASE AGREEMENT ("Agreement") is made, in duplicate, this 1st day of February, 1996 by and between DIGITAL COURIER INTERNATIONAL, INC. (referred to herein as "DCI" and/or buyer, a corporation organized and subsisting under the laws of Canada, having principle offices at 8618 Commerce Court, Burnaby, British Columbia, Canada V5A 4N6, and SIDUS SYSTEMS INC. (referred to herein as "SIDUS" and/or "Seller"), a corporation having its principle office at 66 Leek Crescent, Richmond Hill, Ontario, Canada L4B 1J7.

WHEREAS:

A. SIDUS Systems Inc. previously entered into a Master Product Agreement No. MPR-F21-A1028(94/10) with MPR Teltech Ltd. for the provision of products and services to DCI and its clients;

B. It is anticipated that the referenced Agreement No. MPR-F21-A1028(94/10) will be terminated under a separate agreement by the parties involved;

C. DCI desires to purchase Products and Services in accordance with the Description of Products and Services attached hereto as Exhibit "A"; and

D.   SIDUS desires to supply the Products and Services to DCI;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the terms and premises hereinafter set forth, the parties agree a.,; follows:

1.   DEFINITIONS AND ACRONYMS

     1.1  Definitions

          The following terms are defined:

          "Agreement" means this document signed by the Parties and consists of these Articles of Agreement and the Exhibits listed in Article 32.13 and all documents referenced therein.

          "Cables" means DCI proprietary communications and audio interface cable assemblies.

          "Cards" means DCI proprietary MI320 Communications printed circuit board assembly and the Capella Audio Compression printed circuit board assembly.

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          "Customer" means DCI's client.

          "Delivery" means the shipment of the Product to DCI's Customer.

          "Documents" means DCI proprietary documents intended for use by DCI clients, DCI technical documents used for the fabrication and testing of product, or other documents used in support of this Agreement.

          "Material" refers non-specifically to related products.

          "Parties" means Buyer and Seller.

          "Product(s)" refers to hardware, software, technical documents, and peripheral equipment elements.

          "Proprietary" means DCI proprietary hardware and software entities.

          "Purchase Order" is a document originated by DCI which authorizes Sidus to prebuild DCI terminals.

          "Services" refers to the tasks and efforts carded out by SIDUS for DCI.

          "Terminal" means the complete assembly of equipment provided by SIDUS, equipment provided by DCI and any other peripheral equipment which then constitutes a fully functional DCI machine.

          "Work" means the whole of the activities, services, materials, hardware, equipment, software matters and things required to be done, delivered or performed by SIDUS in accordance with terms of the Agreement.

          "Drawing" means an image document or file which defines the physical parameters of an object, in this case, the Terminal and its related subassemblies.

          "Product Release Order" means a form document supplied to SIDUS by DCI which instructs SIDUS to release, configure and ship product from SIDUS inventory to DCI clients.

          "Specification" means a text document or file which defines the pertinent parameters of a product or process. A drawing is also a form of a specification.

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     1.2  ACRONYMS

          "OEM" means Original Equipment Manufacturer which refers to SIDUS Systems Inc. and DCI.

          "PC or Personal Computer" mean an item which consist of the equipment listed in Exhibit A, Table 1.

          "CPU" means Central Processing Unit and describes the equipment per Exhibit A, Table 1.

2.   SCOPE

     This Agreement sets forth the terms and conditions for the purchase by DCI and the sale by SIDUS of the Products and Services described in Exhibits "A" and "B", respectively, attached hereto and forming part of this Agreement.

3.   GRANT OF LICENSE

     To the extent that the Product contains embedded software (the "Software"), SIDUS grants to DCI a non-exclusive license to use the Software embedded in the Product and to sublicense the use of the Software to DCI's Customers.

4.   AUTHORIZED REPRESENTATIVES

     4.1 DCI AUTHORIZED REPRESENTATIVE. The DCI authorized representatives are:

          a)   Operations
               Bruce Maxwell, V.P. Network Operations

          b)   Engineering
               Neil Gunn, V.P. Engineering

          The DCI authorized representatives may appoint as their authorized agent for day to day business, a production coordinator. SIDUS will be advised of this person and any changes to this position.

     4.2 SIDUS AUTHORIZED REPRESENTATIVE. The SIDUS authorized representatives, doing business at a regional office of SIDUS located in Vancouver, B.C. at #1-8765 Ash Street. V6P 6T3, is:

          a)   David Oberman
               Executive Account Manager

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5.   PRICE

     5.1 Prices for the provision of Products and Services will be set forth in a published price list to be generated by SIDUS and delivered to DCI. This price list may be updated from time to time (but not any more frequently than every 30 days) and the latest dated price list will be the then-current price list. Goods ordered from the then-current price list during the time the price was in effect will be paid for at that price.

          Prices will be reviewed on a thirty (30) day basis.

     5.2 DCI shall provide all of its proprietary products and purchased terminating equipment to SIDUS at no cost to SIDUS.

     5.3 F.O.B. The prices referenced in Exhibit B and set forth in the published price lists are FOB SIDUS' Toronto warehouse, located at 66 Leek Crescent, Richmond Hill, Ontario.

     5.4 PRICE REVIEW. The Parties recognize that the prices of personal computer products change quickly in the market place, and that the pricing for services will require a period of time to stabilize the definition and level of effort involved. Therefore, variances in the billings will be acceptable provided that prior approval has been obtained from DCI.

          Variances against the prices may be billed by SIDUS after having given notice to DCI by written statements supporting the variance and following DCI's acceptance of the variance.

          Due to rapidly changing PC system hardware and software, Sidus may recommend configuration changes which will enhance performance, extend useful life or defer mandated upgrades due to obsolescence. Pricing will not be inflated due to these recommendations.

6.   ORDERS

     6.1 FORECASTS. DCI shall provide sales forecasts on a timely basis to SIDUS for the purpose of managing product and stock inventory. The forecast of sales objectives, as of January 1996, is attached hereto as Exhibit D, Sales Forecast Schedule.

     6.2 INVENTORY ORDERS. DCI shall provide Purchase Orders to SIDUS for the purpose of building complete terminals for inventory purposes. Inventory will be drawn down per Article 6.3, Order Process.

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     6.3  ORDER PROCESS.  DCI shall provide a Product Release Order to SIDUS which will initiate final test, package bundling and shipping operations for a complete Terminal for shipment to a specific customer.

7.   DELIVERABLES

     7.1  FROM DCI TO SIDUS.   DCI will deliver to SIDUS those items described
          in Exhibit A, Article 4.

          From SIDUS to DCI. SIDUS will deliver to DCI the products and services described in Exhibit A, Article 5.

8.   RECORDS

     8.1 SIDUS will provide records in accordance with the requirements of Exhibit A, Article 3.5.

     8.2 The records identified in Exhibit A, Article 3.5, are to be made available by SIDUS to DCI within three (3) days of written request by DCI.

9.   SHIPPING

     9.1 SIDUS shall ship assembled, tested, configured, and bundled Terminals on behalf of DCI in accordance with the Product Release Order and as described in Exhibit A, Article 3.3.

     9.2  DCI shall specify the carrier of choice.

     9.3 DCI shall specify or provide an example of export documentation for SIDUS to follow in the preparation of export shipments.

     9.4 With respect to third party billing, SIDUS shall arrange, but DCI shall be responsible for the payment of the direct costs of shipping, insurance, brokerage, duties, taxes or other levies assessed in shipping terminals to DCI clients.

     9.5 DCI shall pay for the costs of transporting and delivering materials furnished by DCI to and from SIDUS.

10.  SIDUS' OBLIGATIONS

     10.1 In accordance with the provisions of this Agreement, SIDUS shall carry out the Work described in Exhibit A and provide to DCI the Products detailed in Exhibit B.

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     10.2 SIDUS represents and warrants that the delivered Work shall meet the manufacturers' performance requirements.

     10.3 SIDUS shall carry out the Work diligently and provide efficient supervision and inspection thereof so as to ensure that the Work will be of good workmanlike quality in design, material and workmanship according to industry standards and the requirements of this Agreement.

     10.4 SIDUS shall provide written notification and proposed replacement hardware to DCI for evaluation within 60 days of forecasted inventory depletion.

11.  COMPLIANCE WITH LAWS AND REGULATIONS

     SIDUS warrants that it has been duly authorized to operate and to do business in the jurisdiction in which the Work is to be performed; that it has obtained, at no cost to DCI, all necessary and required licenses and permits in connection with this Agreement, and that it will comply fully with all pertinent laws, decrees, regulations and labour standards of such country or countries during the performance of this Agreement.

12.  PROTECTION OF CONFIDENTIAL INFORMATION

     12.1 CONFIDENTIAL INFORMATION. This shall mean that information of either party (the "Discloser") which is disclosed to the other party (the "Recipient") by reason of the parties' relationship hereunder, either directly or indirectly in any written or recorded form, orally (notwithstanding Section 12.3) or by drawings or inspection of parts or equipment, and including but not limited to information, knowledge or data of an intellectual, technical, scientific, commercial or industrial nature relating to the subject matter hereof, or of a financial, cost, pricing or marketing nature relating to the business operations of the disclosing party.

     12.2 DISCLOSURE/REPRODUCTION. The Recipient shall receive and maintain all Confidential Information that is disclosed to it by the Discloser in strictest confidence and to disclose same only to those persons to whom it is essential for the purpose of this Agreement and the other transactions contemplated hereby, and for no other purpose. The Recipient will not duplicate or reproduce the Confidential Information of the other without first obtaining written consent. The Recipient will take all appropriate action to ensure that those persons to whom Confidential Information has been disclosed comply with such confidentiality and non-disclosure obligations hereunder.

     12.3 EXCEPTION. Recipient shall not be liable for disclosure of any Confidential Information if the same (a) was in the public domain at the time it was disclosed, or comes into the public domain, without breach of this Agreement;, (b) was

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

          known to Recipient prior to its disclosure; (c) is disclosed with prior written approval of the Discloser;, (d) was independently developed by Recipient; (e) is disclosed pursuant to Agreement of a court of competent jurisdiction; or (f) becomes known to Recipient, on a non-confidential basis, from a source other than the Discloser without breach of this Agreement by Recipient; provided that such exclusion shall in no way affect or impair the Discloser's rights under any patent, copyright, semi-conductor protection or other intellectual property laws.

     12.4 IDENTIFICATION OF CONFIDENTIAL INFORMATION. The Discloser will clearly identify its own Confidential Information that is written or is otherwise in a tangible form by attaching or affixing thereto an appropriate stamp, legend or marking. Where a Discloser discloses Confidential Information orally, the Discloser will, within ten (10) business days following the time of disclosure, confirm in writing to the Recipient that such information is confidential.

     12.5 OWNERSHIP OF CONFIDENTIAL INFORMATION. All Confidential Information disclosed hereunder, and all originals, duplicates, reproductions and copies of Confidential Information, except as otherwise provided herein, shall be and remain the property of the Discloser.

13.  WARRANTIES

     13.1 SIDUS warrants that it has the right to grant the license granted by this Agreement to DCI and that the license to and use by the user of the Software will in no way constitute an infringement or other violation of any copyright, trade secret, patent or other proprietary right of any third party.

     13.2 SIDUS warrants that the standards of all workmanship and material will be consistent with the established and generally accepted standards for Work of the type covered by this Agreement, in full conformity with the specifications, drawings, or samples, if any, and free from defects in material and workmanship under proper assembly, use and maintenance.

     13.3 SIDUS shall provide a three (3) year warranty on its equipment and workmanship and for three years on parts and labour from the time of shipment of the complete Terminal from the Toronto site to DCI's designated customer. The three year on-site warranty shall be valid for any geographical location within North America and will have no dependency, exclusion or restriction on any DCI end user or customer.

     13.4 SIDUS shall provide warranty services in accordance with Exhibit A,
          Article 3.4.

     13.5 In addition to other remedies which may be available at law or in equity, DCI, at its option, may return to SIDUS any nonconforming or defective Work while under warranty and SIDUS shall either correct or replace the Work, all at SIDUS' risk and expense.

     13.6 SIDUS warrants that it has the power and authority to execute and perform this Agreement.

     13.7 The Parties acknowledge that the Terminals provided under the Master Product Agreement No. MPR-F21-A1028(94/10) dated the 21st day of December 1994 between MPR Teltech Ltd. and SIDUS Systems Inc. were delivered to DCI or DCI's Customers. Notwithstanding the termination or expiration of the agreement between MPR Teltech Ltd. and SIDUS, all warranties provided thereunder shall survive termination or expiration. For administrative convenience, such warranties shall be administered as if the same had been granted pursuant to this Agreement."

14.  CONDUCT OF THE WORK

     14.1 SIDUS shall carry out the Work in full conformity with all the requirements of this Agreement.

     14.2 SIDUS shall ensure that all materials used or incorporated into the Work delivered to DCI resulting from this Agreement shall be new and unused, except as otherwise agreed to by DCI.

     14.3 To the extent factory tests are required by the Agreement, SIDUS shall keep and maintain proper and adequate inspection, test and related records which shall be available for inspection by DCI, and shall allow copies thereof to be made and extracts taken therefrom, and shall furnish all information that DCI may require. All records referred to in this section 14.3 shall be kept intact and available by SIDUS until the expiration of three years from the date of final acceptance of the Product or until settlement by negotiation or adjudication of all disputes, disagreements or proceedings between the Parties, whichever is the later.

     14.4 This provision shall be in addition to and not in lieu of Article 2.3 "Quality Control, Inspection and Acceptance".

     14.5 SIDUS shall provide a credit to DCI of four (4) times the SIDUS hourly shop rate, as per Exhibit B, Item 10, for each system that SIDUS does not correctly configure for, and/or ship to, a DCI Customer in accordance with the related Product Release Order supplied by DCI.

15.  CHANGES AND CANCELLATIONS

     15.1 Sales forecasts, as proposed in Exhibit D, may experience variances which could affect the volume of product to be shipped and the level of effort required in support of that shipping.

     15.2 Notification of change or cancellation of an order will be communicated immediately to the SIDUS authorized representative by DCI.

     15.3 Order cancellation will normally result in a re-stocking of the goods. Billing for re-configuration or re-stocking will be in accordance with Exhibit B, Article 9.

     15.4 Order Cancellation or Termination of this Agreement will be managed in accordance with Article 17, Termination, and will include Sections
          15.3 through 15.8 of Article 15 being invoked.

     15.5 Excess DCI Proprietary Product will be returned to DCI, shipped collect, with no other charges to be payable by DCI.

     15.6 Excess SIDUS product not altered or configured for shipment, will be returned to SIDUS' stock at no charge to DCI.

     15.7 Excess SIDUS product, altered or configured for shipment, and DCI materials normally supplied by SIDUS, will be delivered to DCI collect and billed in accordance with the restocking charges referenced in Exhibit B, to be negotiated by the parties on a case-by-case basis.

     15.8 Cancellation of orders will be not be subject to any further charges. DCI may, at any time, by a written amendment, make changes in drawings, designs or specifications. If any such change causes an increase or decrease in the price of the work or in the time required for its performance, SIDUS shah promptly notify DCI thereof and assert its claim for adjustment within twenty (20) days after the change is ordered, and an equitable adjustment shall be made.

     15.9 Changes initiated by SIDUS shall not be binding upon DCI except when specifically confirmed in writing by DCI, which written confirmation expressly states that it constitutes an amendment or change to this Agreement.

16.  ASSIGNMENT AND SUBCONTRACTING

     16.1 Neither this Agreement nor any interest herein nor claim hereunder may be assigned or delegated by SIDUS; nor may all or substantially all of this Agreement be further subcontracted by SIDUS without the prior written consent of DCI. Such consent, however, shall not be deemed to relieve SIDUS of its obligations to comply fully with the requirements of this Agreement.

     16.2 Notwithstanding such assignment, no classified or other Confidential Information shall be furnished to the assignee or any other third party except upon prior written approval of DCI.

     16.3 Notwithstanding the foregoing, DCI may assign this Agreement to a third party at any time without the prior approval of SIDUS.

17.  TERMINATION

     17.1 FOR CONVENIENCE. The Agreement may be terminated by DCI at any time in whole or part by delivery of a notice of termination to SIDUS. In the event of such notice being given, SIDUS shall stop all work forthwith and comply with any directions with regard to the Work which may be given by DCI. SIDUS shall submit an account to DCI within one
          (1) month from the effective date of termination in the form prescribed by DCI. DCI hereby agrees to pay SIDUS a fair and reasonable price for all Products purchased and/or Work undertaken up to the time of termination. Such agreed prices taken together with any sums paid or due or becoming due to SIDUS under the order shall not exceed the total value of the Purchase Orders issued up to the date of termination and no amount will be allowed for anticipated profit for performance not rendered.

     17.2 FOR DEFAULT. DCI may terminate this Agreement for default in whole or in part if:

          (a) SIDUS fails to deliver the supplies or to perform the services specified in this Agreement within the time set forth in the Agreement;

          (b)  SIDUS fails to make progress so as to endanger performance;

          (c) SIDUS becomes insolvent, falls to pay its debts as they become due, or makes or proposes to make an assignment for the benefit of creditors; or

          (d)  SIDUS fails to perform any other provision of this Agreement.

          DCI may, at its option, require SIDUS to transfer title to any completed Work at the specified Agreement price or uncompleted Work, tooling, drawings, information or material at an equitable price. DCI shall have such additional remedies for default as may be available at law or in equity whether or not it terminates this Agreement.

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     17.3 In the event of either termination for default or convenience, SIDUS shall use its best efforts to reduce cost incurrence on terminated Work and, to the extent or part not terminated, shall diligently continue performance of the Work not terminated in accordance with the terms of this Agreement.

     17.4 In the event of termination, SIDUS shall return to DCI, within one (1) month of termination, all specifications and tangible Confidential Information disclosed to SIDUS by DCI.

18.  EXCUSABLE DELAY

     18.1 Neither of the parties shall be in default for any failure or delay in performance hereunder when such failure or delay is the result of a force majeure, which is hereby defined as any event which is beyond their reasonable control and without their fault or negligence. Such events may include, but are not restricted to:

          (a)  acts of God;
          (b)  acts of government in its sovereign capacity;
          (c)  strikes, lockouts or other industrial disputes;
          (d)  transportation breakdowns or freight embargoes;
          (e)  riots, civil commotion, war or war-like operations, sabotage.

     18.2 SIDUS shall duly verify the beginning and duration of such events by documents certified or confirmed by a cognizant government authority or other evidence acceptable to DCI. These documents or other evidence shall clearly show the nature of the event, its beginning and end.

     18.3 To the extent such delay is unavoidable, the date of delivery or of performance may be extended at DCI's option for a period equal to the duration of the delay, but SIDUS shall not be entitled to any extra compensation for such delay.

     18.4 The portion of this Agreement affected by such failure or delay or the Agreement in whole may also be terminated at DCI's option. If such termination occurs, it shall be deemed a termination for convenience subject to the provisions of the Article 17.1, Termination.

19.  TITLE

     19.1 SIDUS shall retain title to its equipment until modified, assembled, tested, bundled for shipment and shipped to DCI's Customer.

     19.2 Title to each Product shall pass to DCI upon payment of SIDUS' invoice.

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20.  INDUSTRIAL AND INTELLECTUAL PROPERTY

     SIDUS shall obtain, at its own expense, all necessary releases and licenses with respect to all technical data supplied under this Agreement and:

     (a) when required, shall provide evidence to DCI of those licenses and releases; and

     (b) shall indemnify and save harmless DCI and its Customer in the event a license, release or waiver is not obtained and any claim is made against DCI and/or its Customer.

21.  INDEMNIFICATION

     21.1 SIDUS warrants that its Products are free and clear of infringement of any patent, copyright, trademark or other proprietary right of any other person.

     21.2 SIDUS shall, at its own expense, defend or settle, if required by DCI or its Customer, any claim made or any action or suit brought against DCI or its Customer charging such infringement.

     21.3 SIDUS shall indemnify and save DCI or its Customer harmless from any loss, damage or expense directly attributable to any suit, action or claim which is commenced or made alleging any such infringement in respect of the carrying out of the Agreement, or in respect of the use of or disposed by or for DCI or its Customer of anything furnished hereunder.

     21.4 While any claim is pending against SIDUS or DCI or its Customer with respect to infringement, DCI may withhold payment of any sum otherwise required to be paid hereunder.

     21.5 In the event that a Product in any suit is held to constitute infringement and its use or sale is enjoined, SIDUS shall, at its own expense, procure for DCI and/or its Customer the right to use or sell the Product; or substitute an equivalent, but non-infringing Product acceptable to DCI and/or its Customer and extend this patent indemnity thereto; or, subject to the approval of DCI and/or its Customer remove said item and refund the purchase price and any costs incurred by DCI for transportation and installation thereof.

22.  INDEMNITY AGAINST THIRD-PARTY CLAIMS

     SIDUS shall indemnify and hold harmless DCI and DCI's Customer, from and against all liabilities, suits, claims, losses, damages and expenses (including reasonable expenses of investigation and reasonable attorney's fees and costs finally awarded or made in settlement or compromise) incurred or suffered by any such indemnified person or entity relating to or resulting from any damage to property, and injuries, including death, to any such indemnified person or entity caused by any gross negligent act or omission or willful misconduct of SIDUS and SIDUS' suppliers and any of their respective directors, officers, employees or agents in connection with the Work under this Agreement.

23.  QUALITY CONTROL, INSPECTION AND ACCEPTANCE

     The following sections from Exhibit C, Standard Quality Provisions, attached hereto shall apply to and form part of this Agreement:

     Q.A.2   ISO 9002 Requirements
     Q.A.5   Sellers Quality Plan
     Q.A.11  First Article Inspection
     Q.A.14  Inspection/Test Data
     Q.A.15  Electrostatic Sensitive Devices
     Q.A.16  Certification of Compliance
     Q.A.17  Supplier Defective Material

24.  PUBLICITY

     SIDUS shall not, without prior written approval of DCI, publicize this Agreement or any of SIDUS' performance hereunder, disclose any details in connection with said performance to third parties, or use DCI's name in connection with SIDUS' publicity.

25.  PAYMENTS AND INVOICES

     25.1 DCI shall pay SIDUS, for satisfactory performance of the Work and upon acceptance of the Deliverables, the amount set forth in accordance with the SIDUS then-current price list in effect at the time of order placement.

     25.2 Payment by DCI shall be made following shipment by SIDUS of Terminals from its Toronto warehouse to DCI's customer and following presentation of invoices and such other documentation as DCI may reasonably require, and of which prior notice has been furnished.

     25.3 The invoices are due net thirty (30) days, calculated from the date the invoice is received.

     25.4 DCI shall have the right to recover from SIDUS the price of any nonconforming Work returned to SIDUS under the terns of this Agreement.

     25.5 Unless otherwise specified in the payment terms of this Agreement, payments will be made in Canadian Funds.

     25.6 SIDUS will submit invoices to "Digital Courier International, Inc., Accounts Payable", at the address set forth above, for the Work delivered by SIDUS. Each invoice will show the following:

          (a)  DCI Product Release Order Number;
          (b) Equipment List, specifying quantity, description, cost and serial number;
          (c)  Services Summary specifying services and cost;
          (d)  The dates the Products were delivered;
          (e)  The Customer to whom the Products were delivered;
          (f)  The place where payment is to be remitted; and the
          (g)  SIDUS Invoice Number.

26.  TAXES AND DUTIES

     Except as may be otherwise provided in the order, the prices are exclusive of all taxes, assessments, fees, licenses, customs charges and duties and other mandatory governmental charges imposed on SIDUS, its suppliers and their employees in the performance of the work. If SIDUS has included in the price any such charges in excess of the requirements of the applicable laws or regulations, the price of this order shall be correspondingly reduced.

27.  PACKING

     27.1 The Products which SIDUS has agreed to provide under this Agreement shall be suitably packed by SIDUS in accordance with the terms and conditions of this Agreement and in such a manner as shall reasonably assure the transportation of the said Products undamaged to their destination, it being understood and agreed that there shall be no additional charge for packing the said Products, unless otherwise specifically provided in the Agreement.

     27.2 All Terminal equipment will be marked with DCI logos and labels in accordance with supplied artworks and placed in accordance with supplied drawings or instructions.

     27.3 All packaging containers will be marked with DCI logos in accordance with supplied artworks and placed in accordance with supplied drawings or instructions.

     27.4 and labelling services shall be provided in accordance with Exhibit A,
          Section 3.3.

28.  RISK OF LOSS AND DAMAGE

     All risks whatsoever, including risk of loss of or damage to the Products (including material supplied by DCI) or to any third parties or their property, shall be upon SIDUS until the Product is shipped by SIDUS to DCI's specified customer.

29.  IMPORT/EXPORT DOCUMENTATION INDEMNIFICATION

     To the extent items furnished hereunder are to be exported, SIDUS warrants that all import/export documentation, including but not limited to all copies of packing sheets, invoices (commercial and customs), and special customs documentation, are accurate and correspond to the actual Product shipped.

     29.1 Upon notification by DCI of a violation, SIDUS shall immediately provide DCI with assistance and documentation to rectify SIDUS's errors and settle matters related thereto with the customs authorities.

30.  SITE VISITS

     30.1 DCI shall be granted reasonable access to the SIDUS site for business, testing and audit purposes related to this Work.

     30.2 DCI shall give notice to SIDUS by telephone of intent to visit and the reason for the visit.

     30.3 DCI and SIDUS may pre-arrange for other specified regular visits in support of the Work being conducted under this Agreement.

31.  SECURITY

     SIDUS shall demonstrate to DCI that the DCI product, consisting of all SIDUS, DCI and other manufactured and procured material which is destined for DCI shipment, is segregated and secured in SIDUS' warehouse.

     31.1 Notice of any damage to or loss of any materials must be stated within three (3) days of the detection of such loss to DCI.

32.  GENERAL

     32.1 FACSIMILE AND COUNTERPARTS

          This Agreement may be executed in one or more counterparts, and each such counterpart shall be considered to be a part of one and the same document. The parties agree for the sake of expediency to the exchange of executed copies of this

          Agreement by facsimile transmission (with original signature copies to be exchanged as soon as practicable thereafter), and this Agreement shall be effective and enforceable by a party when it has received a facsimile copy executed by the other party.

     32.2 WAIVER OF UNITED NATIONS CONTRACTS CONVENTION
          The parties hereby expressly disclaim the application of the United Nations Conventions on Contracts for the International Sale of Goods for all purposes under this Agreement.

     32.3 INDEPENDENT CONTRACTORS
          DCI and SIDUS are independent contractors and neither party will act as the legal agent of the other or otherwise cause the other to incur liability in any manner whatsoever.

     32.4 ENUREMENT
          This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and permitted assigns.

     32.5 LAW / DISPUTES

          32.5.1 Irrespective of the place of performance of any work hereunder, DCI and SIDUS agree that this Agreement was entered into in the Province of British Columbia (Canada) and shall be construed and interpreted according to the laws of British Columbia without resort to the Province's conflict of laws rules.

          32.5.2 Pending final resolution of any dispute under this Agreement, SIDUS shall proceed diligently with the performance of this Agreement in accordance with DCI's decision or direction concerning the subject matter of such dispute.

     32.6 ARBITRATION

          Where a dispute arises out of or in connection with this Agreement the parties agree to seek an amicable settlement of that dispute in accordance with discussions and negotiations between the Authorized Representatives and senior management of the parties acting reasonably. Failing resolution thereof, all disputes arising out of or in connection with this Agreement or in respect of any defined legal relationship associated therewith or derived therefrom shall be referred to and finally resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre, and in connection therewith: (a) the appointing authority shall be the British Columbia International Commercial Arbitration Centre; (b) the arbitration will be conducted by a single arbitrator unless the parties agree otherwise; (c) the case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases under the BCICAC Rules"; and (d) the place of arbitration shall be Vancouver, British Columbia, Canada. The prevailing party in any arbitration or legal action arising out of or related to this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred in such arbitration or action, including court costs and reasonable attorney's fees.

     32.7 NOTICE

          All notices, demands, or requests required or permitted hereunder, except for payments in accordance with Article 25, Payments and Invoices, shall be deemed properly given when sent in writing to the designated Authorized Representative of the other party by:

          (a)  registered letter;
          (b)  receipted commercial courier; or
          (c) electronically :receipted facsimile transmission acknowledged in like manner by the recipient at the following addresses or to such other address as either party may, by written notice, designate to the other.

          To SIDUS:  David Oberman
                     SIDUS Systems Inc.
                     #1 - 8765 Ash Street
                     Vancouver, British Columbia
                     Canada, V6P 6T3
                     Tel: (604) 322-1711    Fax: (604) 322-1722

          To DCI:    Bruce Maxwell, V.P., Network Operations
                     Digital Courier International Inc.
                     8618 Commerce Court
                     Burnaby, British Columbia
                     Canada, VSA 4N6
                     Tel: (604) 293-5142    Fax: (604) 473 5835

     32.8 PRECEDENCE OF DOCUMENTS
          Conflicting provisions hereof, if any, shall prevail in the following descending order of precedence:

          (a)  this Agreement;
          (b)  DCI's Specifications attached or incorporated by reference; and
          (c)  SIDUS' Specifications attached or incorporated by reference.

    32.9  SEVERABILITY

          If any provision of this Agreement is judged unenforceable by a court of competent jurisdiction for any reason whatsoever, the unenforceability shall not affect the enforceability of the remaining provisions of this Agreement and the unenforceable or invalid provision shall be severable from the remainder of this Agreement.

   32.10  SURVIVING TERMS

          The rights and obligations set out in Article 12, Protection of Confidential Information, and in Articles 3, 13, 15, 17, 19, 20, 21, 22, 23, 29 and 32, shall last indefinitely regardless of termination of this Agreement or any portion of this Agreement, or for such shorter period of time as a court of competent jurisdiction deems reasonable.

   32.11  WAIVER

          No provision of this Agreement be deemed to be waived unless such waiver is in writing and issued by a duly authorized representative of such party. Any waiver of any default by any party hereto in the observance or of the performance of any part of this Agreement shall not extend to or be taken in any manner to affect any other default.

   32.12  RIGHTS AND REMEDIES OF DCI
          The rights and remedies of DCI set forth herein shall be in addition to any other rights and remedies provided in law or equity.

   32.13  EXHIBITS
          The list of Exit-bits contained in this Agreement is a.s follows:

               Exhibit A:  Description of Goods and Services
               Exhibit B:  Price Schedule
               Exhibit C:  Standard Quality Provisions
               Exhibit D:  Sales Forecast Schedule

33.  ENTIRE AGREEMENT

     This Agreement and the attachments and documents incorporated herein constitute the complete and exclusive statement of the re.tins and conditions of this Agreement between DCI and SIDUS and supersedes all prior representations, understanding and communications relating hereto, whether written or oral unless they are incorporated by reference in the Agreement.

IN WITNESS HEREOF, the parties have caused their duly authorized representatives to execute this Agreement on the day and year first above written.

DIGITAL COURIER INTERNATIONAL, INC.       SIDUS SYSTEMS, INC.



By: /s/ Al Kozak                           By: /s/ Milan Muzar
   -------------------------------           --------------------------------
   Signature                                 Signature


Al Kozak                                   Milan Muzar
- ----------------------------------         ----------------------------------
Print Name                                 Print Name


President                                  Executive V.P.
- ----------------------------------         ----------------------------------
Title                                      Title


March 9, 1996                              April 11, 1996
- ----------------------------------         ----------------------------------
Date                                       Date

                                   EXHIBIT A
                      DESCRIPTION OF PRODUCTS AND SERVICES

1.   OVERVIEW

     DCI will manufacture and supply DCI proprietary circuit boards, custom cables, documentation and software and will buy PC platforms and related network terminating equipment.

     DCI will contract with SIDUS Systems Inc. by issuing purchase orders, on an "as and when requested" basis, to buy the PC platforms and to buy services for the assembly of proprietary cards into the PC platforms, testing, debug, repair and integration of those platforms, packaging of completed products for shipping, stocking of the finished products, shipping to DCI clients, and the support for DCI field repair and warranty services.

2.   REQUIREMENT/DEFINITION OF PRODUCT

     SIDUS shall supply the personal computer equipment in accordance with DCI's Purchase Specification # 505-30105-01.

3.   DEFINITION OF SERVICE

     DCI shall require the following services to be performed by SIDUS and on site at the SIDUS Toronto facilities.

     3.1  INTEGRATION SERVICES:
          a) to install DCI proprietary circuit boards, known as the MI320 and Capella cards, into the PC;
          b) to install custom software onto the PC hard drive as supplied by DCI;
          c) to provide and apply custom logos and labels specifying warranty, service/repair telephone number and system identification (serial number and DCI asset number);
          d)   connect the CPU to the keyboard and mouse;
          e)   to boot-up the composite system;
          f) to perform integration testing of the system in accordance with DCI test procedures;
          g) to configure systems in accordance with DCI's Product Release Order and committed turn-around times;
          h) to debug and repair non-functional systems. DCI will be responsible for the repair of non-functional proprietary cards;
          i) to ensure that all systems are 100% tested, burned in for 48 hours, and QA documented;

          j)   to allocate a unique system number and attach a label to the CPU;
          k)   to place manufactured, tested systems into SIDUS inventory; and
          l)   optionally, to test the printer, if ordered.

     3.2  INVENTORY SERVICES:
          a) to maintain stock of the custom PC product in accordance with sales forecasts provided by DCI; and
          b)   to warehouse finished products and keep them ready for shipment.

     3.3  SHIPPING SERVICES:
          a) to configure the terminal equipment per client sales order which is provided by DCI;
          b) to unpack, configure and repack SW56 or ISDN terminal adaptor equipment as required;
          c) to provide packaging in custom DCI containers suitable for domestic and international shipments;
          d) to repack system, mouse, keyboard, cables and DCI documentation into DCI containers;
          e)   to prepare shipping documents as directed or pre-arranged by DCI;
          f) to arrange shipping services and to provide DCI with freight bill numbers on individual shipments to enable DCI to manage cross border transactions;
          g) to ship directly from inventory to DCI client with a two day (48 hours) lead time as measured from receipt of DCI's Product Release Order to the courier pickup deadline at SIDUS - it is incumbent upon DCI providing the 48 hour lead time; and
          h) SIDUS to obtain, and maintain on site, necessary equipment and materials to expeditiously ship orders via the specified carrier.

     3.4  WARRANTY SERVICES:
          a) SIDUS shall provide next day delivery of all SIDUS and DCI proprietary part(s) to the DCI customer location for all problems reported by the DCI service centre;
          b)   spares will be stocked in and shipped from Vancouver and Toronto;
          c) a SIDUS service representative will arrive at the DCI customer location by the next working day for all problems reported by the DCI Service Centre;
          d) a spare monitor will be located at the SIDUS offices in the United States to ensure delivery of the replacement monitor by next day;
          e) shipment costs for the replacement DCI proprietary product will be charged to DCI and a SIDUS representative will replace the DCI proprietary product at the DCI Customer location at no charge under the SIDUS warranty service; and

          f) SIDUS will advise the DCI Service Centre within 4 working hours from the time a problem is closed.

     3.5  RECORDS SERVICES:
          a) to provide DCI with the Asset Number and relevant Serial Numbers for each machine;
          b)   to maintain complete shipping records;
          c)   to maintain complete warranty and repair records;
          d)   to maintain complete equipment configuration records per client;
          e)   to maintain complete license records; and
          f) to provide a stock status spreadsheet of the Sidus inventory for the purposes of DCI coordinating inventory requirements with stock, sales forecasts, re-order points and production lead times, as reasonable on demand.

4.   DCI DELIVERABLES TO SIDUS:

     DCI will ship all proprietary materials to SIDUS in accordance with sales forecasts, as amended from time to time:
          a)   DCI software package;
          b)   MI320 and Capella proprietary cards;
          c)   Terminal Adaptor Equipment for SW 56 or ISDN interconnects.;
          d) custom cable assemblies for audio I/O and ISDN or SW56 transmission ports;
          e) card and System test documentation, fixtures, software and support information;
          f) test and Communication Lines - ISDN, SW56, for SIDUS test and access to DCI;
          g)   DCI Manuals ready for shipping;
          h)   client detail for platform configuration per order;
          i)   equipment lists and shipping instructions per order,
          j)   technical resource for training of subcontractor personnel;
          k) manufacturing Documentation for the interconnecting and peripheral cables;
          l) artworks for equipment logos, service labels, DCI asset numbers and shipping containers;
          m)   certain custom labels;
          n)   incoming inspection diagnostic procedures for SIDUS execution;
          o) installation instructions and/or drawings for the proprietary cards;
          p)   terminal assembly drawings; and
          q)   integration test procedures.

5.   SIDUS' DELIVERABLES TO DCI

     The deliverables ("Deliverables") shall consist of the Product defined in
     Article 2 and the Services as defined in Article 3 of Exhibit A, as amended from time to time.

                                   EXHIBIT A

                                    TABLE 1




  ITEM   STATUS                     DESCRIPTION
- --------------------------------------------------------------
   1     Basic             Mini Wide Tower Case

   2     Basic             220 Watt Power Supply

   3     Basic             Micronics JX30WB Motherboard

   4     Basic             Intel 486DX4-100 CPU

   5     Basic             2 x 4 megabyte SIMMS

   6     Basic             256k Cache

   7     Basic             Bali 32VLBP Video Assembly

   8     Basic             2 Serial Port/ 1 Parallel Port

   9     Basic             Epson 3.5 inch Floppy Drive @ 1.44 megabyte

  10     Basic             Seagate ST51080A 1Gb Hard Drive

  11     Basic             Keytronics KT2000 Keyboard

  12     Basic             Microsoft OEM Serial Mouse

  13     Basic             MS - DOS V6.2

  14     Basic             MS - Windows for WorkGroups V3.11

  15     Basic             Users Manuals

  16     Basic             Magnavox 14 inch SVGA Video Monitor
- --------------------------------------------------------------

     Due to rapidly changing PC system hardware and software, the supplier may recommend configuration changes which will enhance performance, extend useful life or defer mandated upgrades due to obsolescence. Pricing will not be inflated due to these recommendations.

                                   EXHIBIT B
                                PRICING SCHEDULE


ITEM
NO.                     DESCRIPTION                                     PRICE
- ----------------------------------------------------------------------------------------------

  1.   PERSONAL COMPUTER EQUIPMENT - BASIC                              Per current price list
       To provide the basic product per Exhibit A, Article 2

  2.   PERSONAL COMPUTER EQUIPMENT - OPTIONAL                           Per current price list
       To provide optional product per Purchase Order from
       DCI

  3.   SYSTEM INTEGRATION SERVICES                                      Per current price list
       To provide the basic services listed in Exhibit A, Articles
       3.1 and 3.2.

       To provide optional services as per Exhibit A, Article
       3.1 (k).

       Prices are per item

  4.   PACKAGING AND LABELLING                                           Included in 3 above
       To provide the materials and services listed in Exhibit A,
       Articles 3.1 and 3.3

  5.   INVENTORY SERVICES                                                Included in 3 above
       To provide the materials and services listed in Exhibit A,
       Article 3.2

  6.   SHIPPING SERVICES                                                 Actual Cost Incurred
       To provide shipping services listed in Exhibit A, Article
       3.3

  7.   WARRANTY SERVICES                                                 Included in 3 above
       To provide the materials and services listed in Exhibit A,
       Article 3.4.

  8.   RECORDS SERVICES                                                  Included in 3 above
       To provide the materials and services listed in Exhibit A,
       Article 3.5.

  9.   RESTOCKING CHARGES                                                As negotiated
       To restock or reconfigure terminals due to change orders
       or cancellations.

 10.   SIDUS SHOP RATE                                                  Per current price list
       To provide unspecified effort, pre-authorized by DCI.

 11.   REGULATORY APPROVALS                                             Per current price list
       To provide regulatory testing and agency filing services.
- ----------------------------------------------------------------------------------------------

     All prices are FOB, SIDUS' Toronto warehouse.

                                   EXHIBIT C
                          STANDARD QUALITY PROVISIONS
                  OF DIGITAL COURIER INTERNATIONAL INC. (DCI)


The following provisions, with their terms and conditions, become an integral part of the Purchase Order to the extent specified in the Purchase Order, and become a supplement to the existing terms and conditions of the Purchase Order. Compliance with the provisions in no way relieves the seller of furnishing acceptable supplies or services as specified in the purchase documents.


Q.A.1  ISO 9001 REQUIREMENTS

For this item, the seller shall comply with the design/development, productions, installation and service requirements of ISO 9001 or an equivalent standard as approved by DCI.

The Seller's Quality Control System and manufacturing process may be subject to audit by CDI Quality Representative during the manufacture of the item(s) ordered. DCI will provide written notification of the intention to conduct an audit.

Q.A.2.  ISO 9002 REQUIREMENTS
For this item, the seller shall comply with the production, installation and service requirements of ISSO 9002 or an equivalent standard as approved by DCI.

The Seller's Quality Control System and manufacturing process may be subject to audit by DCI Quality Representative during the manufacture of the item(s) ordered. DCI will provide written notification of the intention to conduct an audit.

Q.A.3.  ISO 9003 REQUIREMENTS

For this item, the seller shall comply with the final inspection and testing requirements of ISO 9003 or and equivalent standard as approved by DCI. The Seller's Inspection and Testing Program may be subject to audit by DCI Quality Representative during the inspection/testing of the item(s) ordered. DCI will provide written notification of the intention to conduct an audit.

Q.A.4  ISO 900-3 SOFTWARE QUALITY REQUIREMENTS
For this item, the seller shall comply with the software development, supply and maintenance requirements of ISO 9000-3 or an equivalent standard as approved by DCI.

The seller's Software Quality Program may be subject to audit by DCI Quality Representative during the development of the item(s) ordered. DCI will provide written notification of the intention to conduct an audit.

Q.A.5  SELLER'S QUALITY PLAN

The Seller shall submit to DCI two weeks prior to commencement of work, a Quality Plan describing the design controls, production flow, special processes, inspection and test points used in the manufacture of the items described in the Purchase Order. DCI will provide written comments to the Seller if any changes to the Quality Plan are required prior to commencement of work.

Q.A.6  QUALIFIED PARTS LIST (Q.P.L.) CERTIFICATION

This item shall be produced by a currently approved Q.P.L. manufacturer. Each shipment of this item shall include a certificate indicating the name of the manufacturer and the current Q.P.L number.

Q.A.7.  RIGID PRINTED WIRING BOARD DESIGN
This item shall meet the design requirements of MIL-STD-275 or IPC-D-275.







Q.A.8.  RIGID PRINTED WIRING BOARD MANUFACTURE
The items shall also meet the acceptability requirements of MIL-P-55110 or IPC-RB-276.

The items shall also meet the acceptability requirements of CLASS 2 boards as detailed in IPC-A-6000.

Continuity and Internal Shorts Testing shall meet the requirements of IPC-TM-650 and the test results submitted with each shipment.

Items requiring repair shall be limited to a maximum of 5% of the order and repairs shall be carried out according to the IPC-R-700 guidelines.

Q.A.9 REQUIREMENTS FOR SOLDERED ELECTRICAL AND ELECTRONIC ASSEMBLIES The items shall meet the requirements of MIL-STD-2000 or IPC(J-STD-001). Q.A.10 ACCEPTABILITY OF PRINTED BOARD ASSEMBLIES
The items shall meet Martin Marietta Workmanship Standards or IPC-A-610A workmanship requirements.

Q.A.11  FIRST ARTICLE INSPECTION

The first item produced for delivery on this order is subject to First Article Acceptance by DCI, prior to further production. If this first piece fails to
meet the   drawing/specification and Purchase Order requirements, a new first piece is required for approval. Acceptance of this article shall not constitute acceptance of subsequent items.

Q.A.12  DCI SOURCE INSPECTION

This item is subject to DCI inspection and test at the point of manufacture. This may include inspection of the products and audit of the Seller's systems, procedures and facilities. The Seller shall furnish at no extra cost, the necessary facilities and equipment to perform tests, at the point of manufacture, to demonstrate conformance to the purchase order and any reference documents. The seller shall provide a minimum 10 day notification to DCI prior to shipment.

Q.A.13  CUSTOMER SOURCE INSPECTION

Inspection by DCI's customer is required prior to shipment from the Seller's plant. Upon receipt of this order, the seller is to notify the DCI's customer representative who normally services the seller's plant, so that appropriate planning for this inspection can be accomplished. Evidence of inspection by DCI's customer will be shown on the shipping documents.

Q.A.14  INSPECTION/TEST DATA

Inspection measurements and/or electrical test results shall be included with each shipment of this item. Evidence of inspection/test acceptance by the seller's Quality departments shall be provided.

Q.A.15  ELECTROSTATIC SENSITIVE DEVICES

All ESD sensitive devices shall be packaged in protective static shielding material to preclude damage to electrostatic discharge. Packaging shall be clearly marked to indicate that contents are subject to damage by electrostatic discharge. Evidence of an effective ESD program for handling, packaging and storing such devices shall be made available to DCI, on request.

Q.A.16  CERTIFICATION OF COMPLIANCE

A Certificate of Compliance is required with each shipment. The certificate must be signed by a duty authorized officer or Quality Control representative of the seller and shall read substantially as follows "Materials and processes used to produce the component(s), part(s), item(s) and assemble(s) delivered or services performed on this order, conform to all purchases order requirements, reference documents and specifications. Data supporting this claim shall be on file and available for review by DCI.

Q.A.17  SUPPLIER DEFECTIVE MATERIAL
Items which do not conform to applicable drawings and mechanical or electrical specifications shall not be delivered without written approval from the DCI Quality Department.

Q.A.18  EQUIPMENT CALIBRATION STATUS

A calibration certificate shall accompany this item indicating that is calibration is traceable to National or International standards. The test results of the items calibrated shall also accompany the item.

                                   EXHIBIT D
                            SALES FORECAST SCHEDULE

  The calendarized figures are the proposed monthly sales/shipping objectives.
                  The forecast is subject to review and change


                    MONTH/YEAR     QUANTITY
                   ------------------------

                   Jan/96               100

                   Feb/96               300

                   Mar/96               300

                   Apr/96               240

                   May/96               240

                   Jun/96               240

                   Jul/96               240

                   Aug/96               240

                   Sep/96               200

                   Oct/96               200

                   Nov/96                75

                   Dec/96                50

                   Total              2,425
                   ------------------------